Exhibit 99.1

FOR IMMEDIATE RELEASE:	CONTACT:	JAMES E. HURLBUTT
(847) 446-7500

STEPAN REPORTS SECOND QUARTER RESULTS

     NORTHFIELD, Illinois, July 24, 2013 -- Stepan Company (NYSE: SCL) today reported higher second quarter net income of $22.7 million up 6 percent from $21.4 million in the year ago quarter. Diluted earnings per share was $0.99 versus $0.94 a year ago.

·	Sales volume grew by 4 percent for the quarter and 3 percent for the first six months.

·	Gross profit increased to $73.7 million compared to $73.4 million in the year ago quarter. Core operating margins remain stable when excluding higher priced methyl ester inventories built to support the Singapore start- up combined with contractual selling price lags.

Net income, excluding deferred compensation plan income, declined 10 percent to $20.4 million versus $22.6 million a year ago. Diluted EPS, excluding deferred compensation, was $0.89 versus $0.99 in the year ago quarter. Deferred compensation plan income was largely attributable to a decrease in the share price of the Company’s common stock, which declined by $7.49 per share during the quarter. Surfactant segment earnings declined on an unfavorable sales mix and utilization of higher cost raw materials. Polymer and Specialty Product segments both posted higher earnings.

Operating expenses, excluding deferred compensation, increased by $4.3 million or 12 percent during the quarter. Approximately $1.1 million of the increase relates to growth initiatives including patent expenditures for metathesis technologies, acquisition costs related to the business acquired from Bayer Material Science and European product registration costs for our Singapore produced methyl esters. The majority of the remaining higher spending relates to salaries, travel and legal expenses to support global growth opportunities outside of North America, including support of our Lipid Nutrition business in Europe.

Year-to-date income declined 4 percent to $41.8 million compared to $43.7 million a year ago.

  Year-to-date net income, excluding deferred compensation plan expense, was $41.9 million, down 9 percent from $46.2 million a year ago.
SUMMARY

	Three Months Ended June 30			Six Months Ended June 30

($ in thousands, except			%			%
per share amounts)	2013	2012	Change	2013	2012	Change

Net Sales	$474,445	$470,231	+ 1	$930,991	$935,500	-

Net Income	22,742	21,425	+ 6	41,776	43,727	- 4

Net Income Excluding
Deferred Compensation*	20,361	22,555	-10	41,876	46,195	-9

Earnings per Diluted Share	$0.99	$0.94	+ 5	$1.82	$1.93	- 6

Earnings per Diluted Share
Excluding Deferred
Compensation	$0.89	$0.99	-10	$1.82	$2.04	- 11

* See Table II for a discussion of deferred compensation plan accounting.

SEGMENT RESULTS

	Three Months Ended June 30			Six Months Ended June 30

($ in thousands)			%			%
	2013	2012	Change	2013	2012	Change

Net Sales
Surfactants	$331,087	$335,114	- 1	$671,060	$682,270	- 2
Polymers	121,325	113,923	+ 6	217,323	210,672	+3
Specialty Products	22,033	21,194	+ 4	42,608	42,558	0

Total Net Sales	$474,445	$470,231	+ 1	$930,991	$935,500	0

Percentage Change in Net Sales

	Three Months Ended			Six Months Ended
		June 30		June 30
Volume		+ 4%			+ 3%
Selling Price		- 3%			- 3%
Foreign Translation		0%			0%

Total		+ 1%			0%

The decline in selling prices was attributable to lower commodity raw material costs.

  Surfactant sales volume rose by 5 percent with all regions contributing. Sales of consumer cleaning products led the growth. Surfactants used in agricultural products continued to deliver strong volume growth. Sales of functional surfactants used in oilfield applications, including enhanced oil recovery declined. Latin American sales volume grew by 15 percent with Brazil contributing the majority of the increase.
  Polymer sales volume grew by 1 percent. Polyol, used primarily in insulation foam, grew by 6 percent with both North American and Europe contributing to the increase. Lower phthalic anhydride sales volume partially offset the growth in polyol volume.
  Specialty Products net sales rose 4 percent on a favorable sales mix.

Gross profit grew by less than 1 percent to $73.7 million.

  Surfactant gross profit declined by 7 percent to $48.3 million. Lower North
  American sales of functional surfactants into the oilfield market including enhanced oil recovery combined with reduced profitability from biodiesel sales contributed to the weaker results. North American consumer products earnings were reduced by consumption of higher cost raw material inventories. Europe and Latin American surfactant profits were both higher on improved consumer product sales volume.
  Polymer gross profit grew by 15 percent to $19.9 million due to the 6 percent growth in polyol volume in North America and Europe.
  Contribution from China declined $1.1 million as the plant shut down, as planned, to relocate at the government’s request. Customers will continue to be supplied from Stepan’s US and European plants and toll production in China, which will result in lower margins. Construction of our new plant in China is anticipated to take 18 to 24 months. The polyol business acquired from Bayer Material Science added a small contribution to the quarter.
  Specialty Products gross profit grew by 19 percent to $6.6 million. A favorable sales mix of our nutritional supplement and pharmaceutical products led to the improvement.

OPERATING EXPENSES

	Three Months Ended June 30			Six Months Ended June 30

($ in thousands)			%			%
	2013	2012	Change	2013	2012	Change

Selling	$14,440	$12,985	+ 11	$28,168	$26,636	+ 6
Administrative – General	15,151	12,629	+ 20	29,569	26,081	+ 13
Administrative – Deferred
Compensation*	(3,621)	1,457	NM	1,312	4,957	- 74
Research, development
and technical service	11,868	11,504	+ 3	23,195	22,285	+ 4

Total	$37,838	$38,575	- 2	$82,244	$79,959	+ 3

*	See Table II for a discussion of deferred compensation plan accounting.

	·	Selling expense rose 11 percent due to higher bad debt provisions, travel expense and consulting. The increased bad debt provision primarily relates to European customer risk.

	·	Administrative general expense rose 20 percent primarily due to $1.1 million of higher legal and patent expenses for growth initiatives in metathesis technologies and nonrecurring costs associated with the Company’s acquisition of the North American polyester resins business from Bayer Material Science during the second quarter. The majority of the remaining higher spending relates to salaries, travel and legal expenses to support global growth opportunities outside of North America, including support of our Lipid Nutrition business in Europe.

INCOME TAXES

The year-to-date effective tax rate was 27.5 percent compared to 31.7 percent a year ago. The lower rate was due to the retroactive reenactment of the U.S. Research and Development tax credit which resulted in the 2012 and 2013 credit all being recognized in the 2013 income tax provision.

BALANCE SHEET

($ in millions)	6/30/13	3/31/13	12/31/12
Net Debt
Total Debt	$285.4	$193.9	$182.4
Cash	106.9	54.8	76.9

Net Debt	$178.5	$139.1	$105.5
Equity	508.7	494.9	480.9

Net Debt + Equity	$687.2	$634.0	$586.4

Net Debt / (Net Debt + Equity)	26.0%	21.9%	18.0%

On June 27, 2013, the Company secured a new $100 million private placement and repaid $60 million of U.S. revolver borrowings that had been used to fund the Bayer acquisition on June 3, 2013. The new 3.86% notes have a final maturity of 12 years with straight-line amortization in years 6 through 12, resulting in an average life of 9 years. Terms and conditions are substantially equivalent to those in our existing long-term debt agreements.

Capital expenditures were $ 21.0 million during the quarter and $ 42.0 for the first half of 2013.

DIVIDEND

The Board of Directors of Stepan Company declared a quarterly cash dividend on its common stock of $0.16 per share on July 23, 2013. The dividend is payable on September 13, 2013, to common stockholders of record on August 30, 2013.

OUTLOOK

“Despite the lower first half operating results, we remain optimistic about our long-term growth,” said F. Quinn Stepan, Jr., President and Chief Executive Officer.

Global surfactant consumer product volumes should continue to grow, particularly in Brazil. Higher raw material cost inventory built to support our Singapore plant start-up and the subsequent decline in commodity prices, negatively impacted our first half surfactant margins by $3.0 million and potentially up to $1.7 million in the second half. The Singapore methyl ester plant is operational and should contribute to earnings in the second half. Surfactants sold for use in enhanced oil recovery are expected to improve compared to the slow first half. Demand for agricultural surfactants should remain strong.

The polymer segment is experiencing steady improvement in polyol volume after a slow start due to protracted winter weather delaying many roof insulation projects. The second quarter acquisition of the North America polyester resin business from Bayer Material Science should be modestly accretive to earnings in 2013 and more so after we add capacity to manufacture additional polyol products for the coating, adhesive, sealant and elastomers (CASE) markets.

“The slow start to the year will make full year earnings growth an aggressive target. We will continue to pursue investments that can accelerate our growth,” said Mr. Stepan.

CONFERENCE CALL

Stepan Company will host a conference call to discuss the second quarter results at 2:00 p.m. Eastern Daylight Time on July 24, 2013. To listen to a live webcast of this call, please go to our Internet website at: www.stepan.com, click on investor relations, next click on conference calls and follow the directions on the screen.

Stepan Company, headquartered in Northfield, Illinois, is a leading producer of specialty and intermediate chemicals used in household, industrial, personal care, agricultural,

food and insulation related products. The common and the convertible preferred stocks are traded on the New York Stock Exchange under the symbols SCL and SCLPR.

* * * * * Tables follow

Except for historical information, all other information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in Stepan Company’s Form 10-K, Form 8-K and Form 10-Q reports and exhibits to those reports, and include (but are not limited to), prospects for our foreign operations, foreign currency fluctuations, certain global and regional economic conditions, the probability of future acquisitions and the uncertainties related to the integration of acquired businesses, the probability of new products, the loss of one or more key customer or supplier relationships, the costs and other effects of governmental regulation and legal and administrative proceedings, including the expenditures necessary to address and resolve environmental claims and proceedings, and general economic conditions. These forward-looking statements are made only as of the date hereof, and Stepan Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

						Table I

STEPAN COMPANY
Statements of Income
For the Three and Six Months Ended June 30, 2013 and 2012
(Unaudited – 000’s Omitted)

	Three Months Ended				Six Months Ended
		June 30				June 30

				%				%
	2013	2012	Change		2013	2012	Change

Net Sales	$474,445	$470,231	+	1	930,991	$935,500	-	-
Cost of Sales	400,738	396,835	+	1	784,584	785,320	-	-
Gross Profit	73,707	73,396	+	-	146,407	150,180	-	3

Operating Expenses:
Selling	14,440	12,985	+	11	28,168	26,636	+	6
Administrative	11,530	14,086	-	18	30,881	31,038	-	1
Research, development
and technical services	11,868	11,504	+	3	23,195	22,285	+	4
	37,838	38,575	-	2	82,244	79,959	+	3

Operating Income	35,869	34,821	+	3	64,163	70,221	-	9
Other Income (Expense):
Interest, net	(2,329)	(2,086)	+	12	(4,508)	(4,690)	-	4
Loss from equity in joint ventures	(1,323)	(1,300)	+	2	(2,736)	(2,441)	+	12
Other, net	(17)	83		NM	554	1,148	-	52

	(3,669)	(3,303)	+	11	(6,690)	(5,983)	+	12

Income before Income Taxes	32,200	31,518	+	2	57,473	64,238	-	11
Provision for Income Taxes	9,546	10,007	-	5	15,822	20,363	-	22
Net Income	22,654	21,511	+	5	41,651	43,875	-	5

Net (Income) Loss Attributable
to the Noncontrolling Interests	88	(86)		NM	125	(148)		NM

Net Income Attributable to
Stepan Company	$22,742	$21,425	+	6	$41,776	$43,727	-	4

Net Income Per Common Share
Attributable to Stepan Company
Basic	$1.01	$1.01		-	$1.85	$2.06	-	10
Diluted	$0.99	$0.94	+	5	$1.82	$1.93	-	6

Shares Used to Compute Net
Income Per Common Share
Attributable to Stepan Company
Basic	22,559	21,100	+	7	22,512	21,074	+	7
Diluted	22,917	22,714	+	1	22,903	22,690	+	1

Table II

Deferred Compensation Plan

The full effect of the deferred compensation plan on quarterly pretax income was $3.8 million of income versus expense of $1.8 million last year. The accounting for the deferred compensation plan results in income when the price of Stepan Company common stock or mutual funds held in the plan fall and expense when they rise. The Company also recognizes the change in value of mutual funds as investment income or loss. The quarter end market prices of Stepan Company common stock are as follows:

2013			2012		2011

6/30	3/31	12/31	6/30	3/31	12/31

$55.61	$63.10	$55.54	$47.09	$43.90	$40.08

The deferred compensation expense income statement impact is summarized below:

	Three Months Ended June 30		Six Months Ended June 30

($ in thousands)	2013	2012	2013	2012

Deferred Compensation
Administrative (Expense) Income	$3,621	$(1,457)	$(1,312)	$(4,957)
Other, net – Mutual Fund Gain (Loss)	220	(365)	1,150	977
Total Pretax	3,841	$(1,822)	(162)	$(3,980)

Total After Tax	$2,381	$(1,130)	$100	$(2,468)

Reconciliation of non-GAAP net income:

	Three Months Ended June 30		Six Months Ended June 30

($ in thousands)	2013	2012	2013	2012

Net income excluding deferred
compensation	$20,361	$22,555	$41,876	$46,195
Deferred compensation plan (expense)
income	2,381	(1,130)	(100)	(2,468)
Net income as reported	$22,742	$21,425	$41,776	$43,727

Reconciliation of non-GAAP EPS:

	Three Months Ended June 30		Six Months Ended June 30

	2013	2012	2013	2012

Earnings per diluted share excluding
deferred compensation	$0.89	$0.99	$1.82	$2.04
Deferred compensation plan (expense)
income	0.10	(0.05)	--	(0.11)

Earnings per diluted share	$0.99	$0.94	$1.82	$1.93

The Company believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP (Generally Accepted Accounting Principles) measures, are useful because that information is an appropriate measure for evaluating the Company’s operating performance. Internally, the Company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to these indicators. These measures should be considered in addition to, neither a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Table III

Effects of Foreign Currency Translation

The Company’s foreign subsidiaries transact business and report financial results in their respective local currencies. As a result, foreign subsidiary income statements are translated into U.S. dollars at average foreign exchange rates appropriate for the reporting period. Because foreign exchange rates fluctuate against the U.S. dollar over time, foreign currency translation affects period-to-period comparisons of financial statement items (i.e. because foreign exchange rates fluctuate, similar period-to-period local currency results for a foreign subsidiary may translate into different U.S. dollar results). Below are tables that present the effect that foreign currency translation had on the changes in consolidated net sales and various income line items for the quarter and six months ended June 30, 2013.

	Three Months
	Ended June 30

				Increase Due to
	2013	2012	Increase	Foreign Translation

Net Sales	$474.4	$470.2	$4.2	$1.5
Gross Profit	73.7	73.4	0.3	0.1
Operating Income	35.9	34.8	1.1	0.1
Pretax Income	32.2	31.5	0.7	0.1

	Six Months
	Ended June 30

				Increase/(Decrease)
				Due to
	2013	2012	(Decrease)	Foreign Translation

Net Sales	$931.0	$935.5	$(4.5)	$1.2
Gross Profit	146.4	150.2	(3.8)	(0.1)
Operating Income	64.2	70.2	(6.0)	-
Pretax Income	57.5	64.2	(6.7)	-

		Table IV

Stepan Company
Consolidated Balance Sheets
June 30, 2013 and December 31, 2012

	2013	2012
	June 30	December 31
ASSETS
Current Assets	$595,969	$523,078
Property, Plant & Equipment, Net	464,446	422,022
Other Assets	63,312	40,378
Total Assets	$1,123,727	$985,478
LIABILITIES AND EQUITY
Current Liabilities	$260,803	$247,167
Deferred Income Taxes	9,725	9,200
Long-term Debt	246,696	149,564
Other Non-current Liabilities	97,819	98,667
Total Stepan Company Stockholders’ Equity	506,885	478,985
Noncontrolling Interest	1,799	1,895
Total Liabilities and Equity	$1,123,727	$985,478